CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 25, 1996 included in Bio-Technology General Corp.'s Form 10-K for the year ended December 31, 1995, as amended, and to all references to our Firm included in this registration statement.



                                                        /s/ Arthur Andersen LLP



New York, New York
April 15, 1996